Exhibit 99.2

metromile

METROMILE, INC.
425 MARKET STREET #700
SAN FRANCISCO, CALIFORNIA 94105
(888) 242-5204

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MILE2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63719-S37340

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

METROMILE, INC.

THE METROMILE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE FOLLOWING PROPOSALS:	**For**	**Against**	**Abstain**
1. A proposal to adopt the Agreement and Plan of Merger, dated as of November 8, 2021 by and among Metromile, Inc. ("Metromile"), Lemonade, Inc. ("Lemonade"), Citrus Merger Sub A, Inc., a wholly owned subsidiary of Lemonade and Citrus Merger Sub B, LLC, a wholly owned subsidiary of Lemonade (such proposal, the "merger proposal").	☐	☐	☐
2. A proposal to approve the adjournment of the Metromile special meeting to another time and place to solicit additional proxies, if necessary or appropriate, if there are insufficient votes to approve the merger proposal.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. D63720-S37340 METROMILE, INC. Special Meeting of Stockholders [ ] This proxy is solicited by the Board of Directors of Metromile, Inc. The undersigned stockholder(s) of Metromile, Inc. hereby appoint(s) Dan Preston and Regi Vengalil (the "Proxies") and each of them, as proxies, with power to act without the other and with power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock $0.0001 par value per share of Metromile, Inc., (the "Shares") that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ] on [ ], virtually at www.virtualshareholdermeeting.com/MILE2022SM, and any adjournment or postponement thereof. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED UPON THE PROPOSALS LISTED ON THE REVERSE SIDE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED, BUT IF THIS PROXY IS SIGNED AND RETURNED AND NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders. Continued and to be signed on reverse side